Pricing Supplement Dated November 26, 2007 (To Prospectus Dated November 14, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:	5.75%

Effective Dates:	11-26-2007	through	12-2-2007